Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626

News Release

Pebblebrook Hotel Trust Comments on the ISS and Glass Lewis Recommendations FOR the Proposed Acquisition of LaSalle Hotel Properties

Bethesda, MD, November 16, 2018 - Pebblebrook Hotel Trust (NYSE: PEB) (“Pebblebrook”) today commented on the recommendations from proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) in support of Pebblebrook’s proposed acquisition of LaSalle Hotel Properties (NYSE: LHO) (“LaSalle”).
“We are pleased that both ISS and Glass Lewis have recommended that shareholders vote for our proposed acquisition of LaSalle,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Both reports clearly recognize the attractive strategic and financial rationale for the transaction, which serves the interests of shareholders of both companies. Together, Pebblebrook and LaSalle will form an industry leader with the premier portfolio of high-quality independent lifestyle hotels, the ability to generate strong cash flow and a flexible balance sheet. We continue to make progress towards the expected completion of this merger in the fourth quarter of 2018, and we encourage Pebblebrook and LaSalle shareholders to vote in favor of this value-creating transaction at their respective Special Meetings on November 27, 2018.”
In making its recommendations, ISS stated:

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“A vote FOR this [LaSalle] proposal is warranted given the compelling rationale, the premium to the unaffected share price and to that of the previous Blackstone offer, expected financial benefits to the combined entity, and the downside risk of non-approval.”

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“The Transaction will result in a combined entity with a stronger financial condition, increased financial flexibility, superior pro-forma capital levels, better access to capital, greater ability to spread business strategy execution risks across a larger enterprise and additional options for future potential strategic alternatives than either party would have on a standalone basis.”

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“Support for the [Pebblebrook] share issuance is warranted given the compelling rationale and that the merger with LHO is expected to provide financial benefits, including cost synergies and accretion to adjusted FFO per share. “

In making its recommendations, Glass Lewis stated:

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“The acquired properties appear entirely consistent with [Pebblebrook’s] existing operational scope and risk profile, and management clearly expects to drive greater value from LaSalle's portfolio than is currently recognized by the market. We expect this effort to be supported by reasonable synergies, including the elimination of duplicative administrative and listing expenses and the unification of two presently separate operating platforms.”

•	“…in offering a transaction multiple consistent with other industry buy-outs, Pebblebrook's final bid necessarily implies a rather material premium to LaSalle's true unaffected price.”

As previously announced on September 6, 2018, Pebblebrook and LaSalle entered into a definitive merger agreement pursuant to which Pebblebrook will acquire 100% of LaSalle’s outstanding common shares. Under the terms of the merger agreement, for each LaSalle common share owned, each LaSalle shareholder may elect to receive either a fixed amount of $37.80 in cash or a fixed exchange ratio of 0.92 Pebblebrook common share. A maximum of 30% of the outstanding LaSalle common shares may elect to receive cash (and elections of cash will be subject to pro rata cutbacks if holders of more than 30% of the outstanding LaSalle common shares elect to receive cash).
The transaction is expected to close on November 30, 2018, subject to customary closing conditions, including approval by LaSalle and Pebblebrook shareholders. Pebblebrook’s and LaSalle’s Special Meetings of shareholders are scheduled to take place on Tuesday, November 27, 2018, at 9:00 a.m. and 10:00 a.m. Eastern Time, respectively. Pebblebrook and LaSalle shareholders of record at the close of business on October 23, 2018, will be entitled to vote at the Special Meetings.
Raymond James and BofA Merrill Lynch are acting as financial advisors, Hunton Andrews Kurth LLP is acting as legal counsel and Okapi Partners LLC is serving as information agent to Pebblebrook in connection with the proposed transaction.

For more information, please visit investor.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,973 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

Additional Information about the Proposed Merger Transaction and Where to Find It
This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of September 6, 2018, as amended on September 18, 2018, by and among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P., Ping Merger Sub, LLC, Ping Merger OP, LP, LaSalle Hotel Properties and LaSalle Hotel Operating Partnership, L.P. In connection with the proposed merger transaction, on September 18, 2018, Pebblebrook filed with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (which was declared effective on October 26, 2018) and a definitive joint proxy statement/prospectus dated October 29, 2018 of Pebblebrook and LaSalle that also constitutes a prospectus of Pebblebrook. Pebblebrook and LaSalle also plan to file other relevant documents with the SEC regarding the proposed merger transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER

RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. You may obtain a free copy of the definitive joint proxy statement/prospectus and other relevant documents (if and when they become available) filed by Pebblebrook or LaSalle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Pebblebrook with the SEC will be available free of charge on Pebblebrook’s website at www.pebblebrookhotels.com or by contacting Pebblebrook’s Investor Relations at (240) 507-1330. Copies of the documents filed by LaSalle with the SEC will be available free of charge on LaSalle’s website at www.lasallehotels.com or by contacting LaSalle’s Investor Relations at (301) 941-1500.
Certain Information Regarding Participants
Pebblebrook and LaSalle and their respective trustees, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018 in connection with Pebblebrook’s 2018 annual meeting of shareholders. You can find information about LaSalle’s executive officers and directors in LaSalle’s definitive proxy statement filed with the SEC on October 29, 2018 in connection with the special meeting of shareholders. Additional information regarding the interests of such potential participants is included in the definitive joint proxy statement/prospectus and may be included in other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Pebblebrook or LaSalle using the sources indicated above.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).
Cautionary Statement Regarding Forward Looking Statements
Certain statements in this communication that are not in the present or past tense or that discuss the expectations of Pebblebrook and/or LaSalle are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Pebblebrook and LaSalle operate and beliefs of and assumptions made by Pebblebrook management and LaSalle management, involve uncertainties that could significantly affect the financial results of Pebblebrook or LaSalle or the combined company. Pebblebrook and LaSalle intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” and variations of such words and similar expressions are intended to identify such forward looking statements, which generally are not historical in nature. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the proposed merger transaction, including future financial and operating results, the attractiveness of the value to be received by LaSalle shareholders, the attractiveness of the value to be received by Pebblebrook and the combined company’s plans, objectives, expectations and intentions and descriptions relating to these expectations.
All statements that address operating performance, events or developments that Pebblebrook and LaSalle expect or anticipate will occur in the future -including statements relating to expected synergies, improved liquidity and balance sheet strength -are forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Pebblebrook and LaSalle believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, Pebblebrook and LaSalle can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against the companies and others related to the proposed merger transaction, (ii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction, (iii) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (iv) increased or unanticipated competition for the companies’ properties, (v) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (vi) the availability and terms of financing and capital and the general volatility of securities markets, (vii) the companies’ respective dependence on third-party managers of their respective hotels, including their inability to implement strategic business decisions directly, (viii) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (ix) the possible failure of the companies to maintain their respective qualifications as a REIT and the risk of changes in laws affecting REITs, (x) the possibility of uninsured losses, (xi) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xii) the risk of a material failure, inadequacy, interruption or security failure of the companies’ or their respective hotel managers’ information technology networks and systems, (xiii) risks associated with achieving expected revenue synergies or cost savings, (xiv) risks associated with the companies’ ability to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, and (xv) those additional risks and factors discussed in reports filed with the SEC by Pebblebrook and LaSalle from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither Pebblebrook nor LaSalle undertakes any duty to update any forward-looking statements appearing in this document.

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Contacts:

Jon E. Bortz, Chairman and Chief Executive Officer, Pebblebrook Hotel Trust - (240) 507-1300
Raymond D. Martz, Executive Vice President and Chief Financial Officer - (240) 507-1330
Liz Zale, Pam Greene or Stephen Pettibone, Sard Verbinnen & Co - (212) 687-8080
Pat McHugh or Jon Einsidler, Okapi Partners - (212) 297-0720 or (855) 305-0855

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com